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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of OSI Systems, Inc. (the "Company") (Form S-3 No. 333-73618, 333-75228, 333-100791, 333-101716, 333-119704, and 333-148937; and Form S-8 No. 333-45049, 333-69433, 333-106176, 333-122674, 333-132142, 333-148936, 333-157032, 333-173758, 333-190693, and 333-213552) of our report dated September 6, 2017, relating to the Company's consolidated financial statements and the schedule (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Accounting Standards Update 2016-09, Improvements to Employee Share-based Payment Accounting), and the effectiveness of internal control over financial reporting of the Company (which report expresses an adverse opinion), appearing in this Annual Report (Form 10-K) for the year ended June 30, 2017.

/s/ Moss Adams LLP

Los Angeles, California
September 6, 2017

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM